As filed with the Securities and Exchange Commission on October 28, 2020

Registration No. 333-

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Workhorse Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	3711	26-130477
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
513-360-4704
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Duane A. Hughes, CEO
Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
513-360-4704
(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen M. Fleming, Esq.

Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
513-360-4704

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.001 per share (3)	6,820,512	$18.03	(2)	$122,973,828.74	$13,416.44
Total				$122,973,828.74	$13,416.44

(1)	Up to 6,820,512 shares of common stock issuable upon exercise of Stock Purchase Warrants and upon the conversion of 4.00% Senior Secured Convertible Notes due 2024 may be sold from time to time pursuant to this Registration Statement by the selling shareholders named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $18.03, the average of the high and low reported sales prices of the registrant’s common stock on the NASDAQ Capital Market on October 27, 2020.

(3)	Represents shares of common stock and shares of common stock underlying Stock Purchase Warrants and 4.00% Senior Secured Convertible Notes due 2024 registered for resale by selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2020

6,820,512 Shares of Common Stock

Underlying Common Stock Purchase Warrants and 4.00% Senior Secured Convertible Notes due 2024

held by Selling Shareholders

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 6,820,512 shares of our common stock, par value $0.001 per share, issuable as set forth below.

1.	(i) 118,415 shares of common stock issuable at an exercise price of $38.32 per share pursuant to common stock purchase warrants dated October 14, 2020, (ii) 76,982 shares of common stock issuable at an exercise price of $20.90 per share pursuant to common stock purchase warrants dated July 16, 2020, (iii) 6,449 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated October 1, 2020, (iv) 6,449 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2020, (v) 6,449 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated April 1, 2020 and (vi) 2,120 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2019 issued to Marathon Blue Grass Credit Fund, LP (“Marathon Blue Grass”) as “Additional Warrants” pursuant to the Credit Agreement dated December 31, 2018 (the “Marathon Agreement”).

2.	(i) 234,113 shares of common stock issuable at an exercise price of $38.32 per share pursuant to common stock purchase warrants dated October 14, 2020, (ii) 152,199 shares of common stock issuable at an exercise price of $20.90 per share pursuant to common stock purchase warrants dated July 16, 2020, (iii) 12,750 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated October 1, 2020, (iv) 12,750 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2020, (v) 12,750 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated April 1, 2020 and (vi) 4,192 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2019 issued to Marathon Centre Street Partnership, L.P. (“Marathon Centre Street”) as “Additional Warrants” pursuant to the Marathon Agreement.

3.	(i) 179,907 shares of common stock issuable at an exercise price of $38.32 per share pursuant to common stock purchase warrants dated October 14, 2020, (ii) 116,959 shares of common stock issuable at an exercise price of $20.90 per share pursuant to common stock purchase warrants dated July 16, 2020, (iii) 9,798 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated October 1, 2020, (iv) 9,798 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2020, (v) 9,798 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated April 1, 2020 and (vi) 3,221 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2019 issued to Marathon Structured Product Strategies Fund, LP (“MSPS”) as “Additional Warrants” pursuant to the Marathon Agreement.

4.	(i) 97,240 shares of common stock issuable at an exercise price of $38.32 per share pursuant to common stock purchase warrants dated October 14, 2020, (ii) 63,216 shares of common stock issuable at an exercise price of $20.90 per share pursuant to common stock purchase warrants dated July 16, 2020, (iii) 5,296 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated October 1, 2020, (iv) 5,296 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2020, (v) 5,296 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated April 1, 2020 and (vi) 1,741 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2019 issued to TRS Credit Fund, LP (“TRS”) as “Additional Warrants” pursuant to the Marathon Agreement (such common stock purchase warrants set forth under 1-4, the “Warrants,” as further described under the section titled “Selling Shareholders”).

5.	2,904,506 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to Senior Secured Convertible Notes due 2024 dated October 14, 2020 issued to Antara Capital Master Fund LP (“Antara Master”).

6.	184,188 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to Senior Secured Convertible Notes due 2024 dated October 14, 2020 issued to Antara Capital Master Fund SPV 1 LP (“Antara SPV”).

7.	226,693 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to Senior Secured Convertible Notes due 2024 dated October 14, 2020 issued to BTIG, LLC (“BTIG”).

8.	566,733 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to Senior Secured Convertible Notes due 2024 dated October 14, 2020 issued to Carilion Clinic (“Carilion”).

9.	283,366 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to Senior Secured Convertible Notes due 2024 dated October 14, 2020 issued to Retirement Plan of Carilion Clinic (“Carilion Plan”).

10.	85,010 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to Senior Secured Convertible Notes due 2024 dated October 14, 2020 issued to Hudson Park Capital II LP (“Hudson Park”).

11.	1,416,832 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to Senior Secured Convertible Notes due 2024 dated October 14, 2020 issued to HT Investments MA LLC (“HT” and, together with Marathon Blue Grass, Marathon Centre Street, MSPS, TRS, Antara Master, Antara SPV, BTIG, Carilion, Carilion Plan and Hudson Park, the “Selling Shareholders”).

We are not selling any shares of common stock and will not receive any proceeds from the resale of the shares. We will, however, receive the net proceeds of any of the Warrants included in this prospectus exercised for cash, which, if exercised in cash at the current applicable exercise prices with respect to all of the Warrants, would result in gross proceeds to the Company of approximately $32.9 million.

We have agreed to bear all expenses incurred in connection with the registration of these shares of our common stock. The Selling Stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in connection with the resale of the Shares.

The Selling Stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer such shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of resale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” beginning on page 11 For information regarding the Selling Stockholders, see the section entitled “Selling Stockholders” beginning on page 6.

Our common stock is traded on the Nasdaq Capital Market under the symbol “WKHS”. On October 27, 2020, the closing sale price of our common stock on the Nasdaq Capital Market was $17.25 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” on page 2 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and in other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus             , 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, the Selling Shareholders referred to in this prospectus and identified in supplements to the prospectus may offer and sell our shares of common stock under this prospectus. Each time the Selling Shareholders use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.

ABOUT WORKHORSE GROUP INC.

We are a technology company focused on providing sustainable and cost-effective solutions to the commercial transportation sector. As an American manufacturer, we design and build high performance electric vehicles and aircraft that make the movement of people and goods more efficient and less harmful to the environment. As part of our solution, we also develop cloud-based, real-time telematics performance monitoring systems that enable fleet operators to optimize energy and route efficiency. We are currently focused on our core competency of bringing the C-Series electric delivery truck to market and fulfilling our existing backlog of orders.

We are a Nevada corporation. Our principal executive offices are located at 100 Commerce Drive, Loveland, Ohio 45140, and our telephone number is 513-360-4704.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Company” and “Workhorse Group” refer to Workhorse Group Inc. and unless otherwise differentiated, its wholly-owned subsidiaries, Workhorse Technologies Inc., Workhorse Motor Works Inc., Workhorse Properties Inc., Surefly, Inc. and Workhorse Holdings LLC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all other information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein as set out in the section entitled “Incorporation of Certain Documents by Reference,” before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” and “Business” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	market acceptance of our products;

●	our ability to deliver on our existing orders, including the UPS order, and further develop new orders;

●	our ability to ultimately be awarded commercial or government contracts;

●	our ability to attract and retain customers for existing and new products;

●	our ability to effectively maintain and update our product and service portfolio;

●	our ability to continue as a going concern;

●	our ability to raise capital under acceptable terms;

●	our ability to effectively manage all warranty claims;

●	our ability to enter long-term supply contracts including, but not limited to, the supply of lithium-ion battery cells and the battery packs incorporating such cells;

●	our ability to maintain listing of our common stock on the Nasdaq Capital Market;

●	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;

●	legislation and government regulation; and

●	general economic conditions, inflation and access to capital.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY

Overview and 2020 Highlights

We are a technology company focused on providing sustainable and cost-effective solutions to the commercial transportation sector. As an American manufacturer, we design and build high performance battery-electric vehicles and aircraft that make movement of people and goods more efficient and less harmful to the environment. As part of our solution, we also develop cloud-based, real-time telematics performance monitoring systems that enable fleet operators to optimize energy and route efficiency. We are currently focused on our core competency of bringing the C-Series electric delivery truck to market and fulfilling our existing backlog of orders. We have licensed some of our previously developed intellectual property to Lordstown Motors Corp. (“LMC”) and have sold our SureFly™ multicopter business which were assets outside of our core focus.

Workhorse electric delivery trucks are in use by our customers on U.S. roads. Our delivery customers include companies such as UPS, FedEx Express, Alpha Baking and W.B. Mason. Data from our in-house developed telematics system demonstrates our vehicles on the road are averaging approximately a 500% increase in fuel economy as compared to conventional gasoline-based trucks of the same size and duty cycle.

In addition to improved fuel economy, we anticipate that the performance of our vehicles on-route will reduce long-term vehicle maintenance expense by approximately 60% as compared to fossil-fueled trucks.

We are an OEM capable of manufacturing Class 3-6 commercial-grade, medium-duty truck at our Union City, Indiana facility, marketed under the Workhorse® brand. Workhorse last mile delivery trucks are assembled in the Union City assembly facility.

From our development modeling and the existing performance of our electric vehicles on American roads, we estimate that our C-Series delivery trucks will save over $170,000 in fuel and maintenance savings over the 20-year life of the vehicle. We expect that fleet buyers will be able to achieve a three-year or better return-of-investment (without government incentives), which we believe justifies the higher acquisition cost of our vehicles.

Our goal is to continue to increase sales and production, while executing on our cost-down strategy to a point that will enable us to achieve gross margin profitability of the last mile delivery truck platform. As a key strategy, we have developed the Workhorse C-Series platform, which has been accelerated from our previous development efforts.

The Workhorse C-Series electric delivery truck platform will be available in multiple size configurations, 450, 650 and 1,000 cubic feet. This ultra-low floor platform incorporates state-of-the-art safety features, economy and performance. We expect these vehicles to offer fleet operators the most favorable total cost-of-ownership of any comparable vehicle available today. We believe we are the first American OEM to market a U.S. built electric delivery truck, and early indications of fleet interest are significant. We expect the C-Series trucks will be supported by our Ryder Systems partnership. Using C-Series light duty prototypes, we delivered over 100,000 packages in San Francisco and Ohio during our testing. During the testing period we achieved 50 MPGe and successfully demonstrated the role the vehicle can have in last mile delivery.

Our HorseFly™ delivery drone is a custom designed, purpose-built drone that is fully integrated in our electric trucks. HorseFly is designed with a maximum gross weight of 30 lbs., a 10 lb. payload and a maximum air speed of 50 mph. It is designed and built to be rugged and consisting of redundant systems to further meet the FAA’s required rules and regulations. As part of the divestiture of SureFly, the Company formed a 50/50 joint venture to which we contributed our HorseFly technology.

4.0% Senior Secured Convertible Notes Due 2024

On October 14, 2020, the Company issued 4.00% senior secured convertible notes due 2024 in an aggregate principal amount of $200,000,000 (the “Notes”) that are convertible into shares of the Company’s common stock, par value $0.001 per share, pursuant to an Indenture dated October 14, 2020, between the Company, the subsidiary guarantors described below and U.S. Bank National Association as trustee (the “Indenture”). The Notes are senior secured obligations of the Company, and rank senior to all unsecured debt of the Company, and will be due on October 15, 2024. The Notes bear interest at 4.00% per annum, paid quarterly commencing January 15, 2021 in cash or, subject to certain conditions and other limitations, shares of common stock, at the Company’s option. The interest rate on the Notes may be reduced to 2.75% if the Company meets certain conditions. The conversion price is $35.29, subject to customary anti-dilution adjustments and adjustments for certain corporate events. The number of shares issuable in lieu of cash interest on the Notes will be based on the share price of the common stock at the time. The Notes will generally not be redeemable at the option of the Company prior to the third anniversary of their issue date.

The Notes are guaranteed by all the Company’s current and future subsidiaries and are secured by liens on substantially all the assets of the Company and its subsidiaries. The Company is required to hold the proceeds of the Notes in escrow until it completes certain requirements related to the collateral. The Indenture includes customary affirmative and negative covenants, including limitations on liens, additional indebtedness, investments, and dividends and other restricted payments, and customary events of default. In connection with the Indenture, the Company entered into a security agreement, including customary covenants and agreements governing the collateral.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company paid commissions to Goldman Sachs & Co. LLC and BTIG in connection with the issuance and sale of the Notes, so the proceeds to the Company before expenses will be approximately $194,500,000, when they are released from escrow upon satisfaction of certain conditions related to the collateral. The Company expects to use the net proceeds from this offering to increase and accelerate production volume, advance new products to market, and support current working capital and other general corporate purposes.

LMC

On November 7, 2019, we entered into a transaction with LMC pursuant to which the Company agreed to grant LMC a perpetual and worldwide license to certain intellectual property relating to the Company’s W-15 electric pickup truck platform and its related technology (the “Licensed Intellectual Property”) in exchange for royalties, equity interests in LMC, and other consideration (the “LMC Transaction”). Pursuant to the agreements entered with LMC and the Company, LMC was required to endeavor to, among other things, raise sufficient third-party capital to cover the acquisition, retrofitting, and restart of the Lordstown Assembly Complex, and the ongoing operating costs it expects to incur (the “Capital Raise”). Among other consideration, LMC is required to pay the Company one percent of the aggregate debt and equity commitments funded to LMC upon completion of the Capital Raise (the “Royalty Advance”). LMC must also pay a one percent royalty on the gross sales price of the first 200,000 Vehicles sold, but only to the extent that the aggregate amount of such royalty fees exceed the amount paid as the Royalty Advance. LMC issued the Company 10% of its outstanding common stock in the LMC Transaction, with anti-dilution rights for two years.

On August 1, 2020, LMC entered into an Agreement and Plan of Merger (the “LMC Merger Agreement”) with DiamondPeak Holdings Corp., a Delaware company traded on Nasdaq (“DiamondPeak”), pursuant to which LMC agreed to merge with and into a subsidiary of DiamondPeak (the “LMC Merger”). The LMC Merger Agreement may be terminated under certain circumstances, including, termination at the option of either party if the LMC Merger is not consummated by February 1, 2021, and is subject to various conditions precedent. Further, as disclosed by DiamondPeak in its Form 8-K Current Report filed with the Securities and Exchange Commission on August 3, 2020, on August 1, 2020, DiamondPeak entered into subscription agreements with certain investors, pursuant to which, among other things, DiamondPeak agreed to issue and sell, in private placements to close immediately prior to the closing of the LMC Merger, an aggregate of 50,000,000 shares of Class A Common Stock for $10.00 per share.

In order to further define the Company’s rights with respect to LMC, the Company and LMC entered into a Confirmatory Agreement on August 1, 2020 pursuant to which the parties confirmed that (i) the Company would own 9.99% of DiamondPeak following the closing of the LMC Merger in full satisfaction of its anti-dilution rights and (ii) the Royalty Advance was defined as $4,750,000. Further, the Company has entered into a Registration Rights and Lock Up Agreement with DiamondPeak, which became effective upon consummation of the LMC Merger pursuant to which DiamondPeak has agreed to file a registration statement with the Securities and Exchange Commission, registering the Company’s shares of Class A Common Stock held in DiamondPeak within 45 days of the closing of the LMC Merger (the “Filing Deadline”) and to use commercially reasonable efforts to have such registration statement declared effective within 60 days of the Filing Deadline, which may be extended up to 120 days in the event the Securities and Exchange Commission elects to review such registration statement. The Company has agreed, subject to certain exceptions, to not sell any of its shares of Class A Common Stock for a period of six months following the closing of the LMC Merger.

On October 23, 2020, the LMC Merger closed.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock issued upon exercise of any of the Warrants or the conversion of any of the Notes by the Selling Shareholders. In the event a selling shareholder exercises a Warrant for cash, we will use the proceeds for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

SELLING SHAREHOLDERS

We are registering the resale of shares of our common stock underlying the Notes further described under the section titled “Our Company—4.00% Senior Secured Convertible Notes—” and the Warrants to permit the Selling Stockholders identified below, or their permitted transferees, successors and permitted assigns that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented or amended) following the conversion of the Notes or exercise of the Warrants.

Pursuant to the credit agreement entered into between the Company and Marathon Asset Management, LP, on behalf of certain entities it manages (the “Marathon Lenders”), dated December 31, 2018 (the “Marathon Agreement”), until December 31, 2020, the Company must issue additional warrants to the Marathon Lenders when the Company makes certain equity issuances, in amount equal to approximately 1.88% of the Company’s fully diluted equity interests, and on substantially the same terms and conditions of the initial warrants issued to the Marathon Lenders, except that (i) the expiration date shall be five years from the issuance date, (ii) the exercise price shall be equal to 110% of the issuance price per share in the relevant issuance, and (iii) the holder shall be entitled to exercise the warrant on a cashless basis at any time.

Accordingly, the Company issued the Marathon Lenders the Warrants to acquire an aggregate of (i) 629,675 shares of Common Stock exercisable at a price of $38.82 per share in connection with the issuance of the Notes, (ii) 409,356 shares of Common Stock exercisable at a price of $20.90 per share in connection with the Company’s July 16, 2020 issuance of a 4.50% Senior Secured Convertible Note in an aggregate principal amount of $70,000,000, (iii) 34,293 shares of common stock exercisable at a price of $1.782 per share as a result of shares of common stock issued to the holders of Series B Preferred Stock as dividends for the fiscal quarter ended September 30, 2020, (iv) 34,293 shares of common stock exercisable at a price of $1.782 per share as a result of shares of common stock issued to the holders of Series B Preferred Stock as dividends for the fiscal quarter ended June 30, 2020, (v) 34,293 shares of common stock exercisable at a price of $1.782 per Share as a result of shares of common stock issued to the holders of Series B Preferred Stock as dividends for the fiscal quarter ended March 30, 2020 and (vi) 11,274 shares of common stock exercisable at a price of $1.782 per Share as a result of shares of common stock issued to the holders of Series B Preferred Stock as dividends for the fiscal quarter ended June 30, 2019.  The Company’s obligations under the Marathon Agreement were paid off on December 9, 2019.

The Selling Stockholders may resell some, all or none of their shares. We do not know how long the Selling Stockholders will hold the shares before reselling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of their shares. The shares covered hereby may be offered from time to time by the Selling Stockholders.

The following table sets forth the name of each the Selling Stockholders, the number and percentage of our common stock beneficially owned by each of the Selling Stockholders as of October 28, 2020, the number of shares of our common stock that may be offered under this prospectus, and the number and percentage of shares of our common stock beneficially owned by each of the Selling Stockholders assuming all of the shares registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares of our common stock in the column “Number of Shares Offered” represents all of the Shares that the Selling Stockholders may offer and resell from time to time under this prospectus, without regard to any limitations on exercise.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders, except as described in footnote 15 to the table below. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes that the Selling Stockholders have exercised the Warrants in full pursuant to cash exercises without regard to any limitations on exercise and further assumes the resale of all shares being offered by each of the Selling Stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 124,512,261 shares of common stock outstanding as of October 27, 2020 and, with respect to the percentage of shares owned after the offering, on the assumption that the Selling Stockholders have exercised the Warrants in full pursuant to cash exercises and therefore that all Shares were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the Selling Stockholders named in this table have sole voting and investment power with respect to their respective shares of common stock indicated as beneficially owned.

	Prior to Offering			After Offering
Names	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered (1)	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)
Marathon Blue Grass Credit Fund, LP (2) (13)	216,864	*	216,864	—	*
Marathon Centre Street Partnership, L.P. (3) (13)	428,754	*	428,754	—	*
Marathon Structured Product Strategies Fund, LP (4) (13)	329,481	*	329,481	—	*
TRS Credit Fund, LP (5) (13)	178,085	*	178,085	—	*
Antara Capital Master Fund LP (6) (14)	2,904,506	2.3%	2,904,506	—	*
Antara Capital Master Fund SPV 1 LLC (7) (14)	184,188	*	184,188	—	*
BTIG, LLC (8)	226,693	*	226,693	—	*
Carilion Clinic (9) (14)	566,733	*	566,733	—	*
Retirement Plan of Carilion Clinic (10) (14)	283,366	*	283,366	—	*
Hudson Park Capital II LP (11)	85,010	*	85,010	—	*
HT Investments MA LLC (12)(15)	1,416,832	1.1%	1,416,832	—	*
			6,820,512

*	less than 1.0%

(1)	Because (a) the selling shareholders may offer all, some or none of the shares covered by this prospectus and (b) the selling shareholders could purchase additional shares of our common stock from time to time, no estimate can be given as to the number of shares or percent of our common stock that will be held by the selling shareholders upon termination of the offering. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus. The fifth column lists the percentage of common stock owned by the selling shareholders after completion of the offering, assuming the offering of all of the shares offered by the selling shareholders pursuant to this prospectus.

(2)	Includes (i) 118,415 shares of common stock issuable at an exercise price of $38.32 per share pursuant to Warrants dated October 14, 2020, (ii) 76,982 shares of common stock issuable at an exercise price of $20.90 per share pursuant to Warrants dated July 16, 2020, (iii) 6,449 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated October 1, 2020, (iv) 6,449 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated July 1, 2020, (v) 6,449 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated April 1, 2020 and (vi) 2,120 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2019

(3)	Includes (i) 234,113 shares of common stock issuable at an exercise price of $38.32 per share pursuant to Warrants dated October 14, 2020, (ii) 152,199 shares of common stock issuable at an exercise price of $20.90 per share pursuant to Warrants dated July 16, 2020, (iii) 12,750 shares of common stock issuable at an exercise price of $1.782 per share Warrants dated October 1, 2020, (iv) 12,750 shares of common stock issuable at an exercise price of $1.782 per share pursuant to common stock purchase warrants dated July 1, 2020, (v) 12,750 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated April 1, 2020 and (vi) 4,192 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated July 1, 2019.

(4)	Includes (i) 179,907 shares of common stock issuable at an exercise price of $38.32 per share pursuant to Warrants dated October 14, 2020, (ii) 116,959 shares of common stock issuable at an exercise price of $20.90 per share pursuant to Warrants dated July 16, 2020, (iii) 9,798 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated October 1, 2020, (iv) 9,798 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated July 1, 2020, (v) 9,798 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated April 1, 2020 and (vi) 3,221 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated July 1, 2019

(5)	Includes (i) 97,240 shares of common stock issuable at an exercise price of $38.32 per share pursuant to Warrants dated October 14, 2020, (ii) 63,216 shares of common stock issuable at an exercise price of $20.90 per share pursuant to Warrants dated July 16, 2020, (iii) 5,296 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated October 1, 2020, (iv) 5,296 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated July 1, 2020, (v) 5,296 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated April 1, 2020 and (vi) 1,741 shares of common stock issuable at an exercise price of $1.782 per share pursuant to Warrants dated July 1, 2019.

(6)	Includes 2,904,506 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to the Notes issued to Antara Master.

(7)	Includes 184,188 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to the Notes issued to Antara SPV.

(8)	Includes 226,693 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to the Notes issued to BTIG.

(9)	566,733 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to the Notes issued to Carilion.

(10)	283,366 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to the Notes issued to Carilion Plan.

(11)	85,010 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to the Notes issued to Hudson Park.

(12)	1,416,832 shares of common stock issuable at a conversion price of $35.29 per shares pursuant to the Notes issued to HT.

(13)	Marathon Asset Management, L.P. is the manager of Marathon Centre, Marathon Structured, TRS and Marathon Blue Grass. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. (the “General Partner”). Bruce Richards and Louis Hanover are the managing members of the General Partner; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the Shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons is One Bryant Park, 38 th Floor, New York, New York 10036.

(14)	Antara Capital LP (“Antara Capital”) is the investment manager of Antara Master, Antara SPV, Carilion and Carilion Plan. Antara Capital is deemed to have beneficial ownership of the shares of common stock issuable at a conversion price of $35.29 per share pursuant to the Notes issued to Antara Master, Antara SPV, Carilion and Carilion Plan. Himanshu Gulati is the managing member of Antara Capital; however, this shall not be deemed to be an admission that any of the foregoing entities nor Mr. Gulati are the beneficial owner of shares of common stock reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons is 500 Fifth Avenue, Suite 2320, New York, New York 10110.

(15)	All amounts for HT are estimated based on the number of shares issuable upon conversion of the Notes acquired by HT on October 14, 2020

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation provide that we are authorized to issue 250 million shares of common stock, par value $0.001 per share, and 75 million shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, including the election of directors. Cumulative voting is not permitted in the election of our directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, our common shareholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other

Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. Any series of preferred stock may have rights and privileges superior to those of common stock. There is currently no shares of preferred stock outstanding, following the redemption of all shares of Series B Preferred Stock on September 28, 2020.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting.  Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares.  Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse Group by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Transfer Agent or Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our common stock.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents or in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. To the extent required by applicable law, a prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of the selling stockholders;

●	the purchase price of the securities;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	the initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If the Selling Shareholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In addition, the Selling Shareholders may enter into option or other types of transactions that require delivery of common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. Selling Shareholders may enter into hedging transactions with respect to our securities. For example, the Selling Shareholders may:

●	enter into transactions involving short sales of the common shares by broker-dealers;

●	sell common shares short themselves and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

●	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If the Selling Shareholders use dealers in the sale of securities, the Selling Shareholders will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such securities. We will include in any prospectus supplement the names of the dealers and the terms of the transactions.

We will bear certain costs relating to the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf or on behalf of a selling shareholder that participate in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

Direct Sales and Sales Through Agents

The Selling Shareholders may sell the securities directly. In that event, no underwriters or agents would be involved. The Selling Shareholders may also sell the securities through agents we or they designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

A Selling Shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will describe the terms of any such sales in the prospectus supplement.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters with respect to the shares of our securities offered by this prospectus will be passed upon for us by Parsons Behle & Latimer Parsons Behle & Latimer Reno, Nevada. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 as filed on March 13, 2020 (File No. 001-37673),

●	our Quarterly Reports on Form 10-Q as filed on May 6, 2020 and August 10, 2020 (File No. 001-37673),

●	our Current Reports filed on August 10, 2020, September 3, 2020, October 13, 2020 and October 16, 2020 (File No. 001-37673) and

●	any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing the initial registration statement and prior to effectiveness of the registration statement, until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing or calling us at:

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio  45140

513-360-4704

Attn: Chief Financial Officer

Telephone: 513-360-4704

Our SEC filings are also available on our website at www.workhorse.com. The other information on our website is not, and you must not consider the information to be, a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC upon payment of fees prescribed by the SEC and paying a fee for the copying cost. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses that will be paid by Workhorse Group Inc. in connection with the issuance and distribution of the securities:

Securities and Exchange Commission registration fee	$15,962
FINRA filing fee	$0
Fees and expenses of accountants	$10,000
Fees and expenses of legal counsel	$10,000
Printing and engraving expenses	$10,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	$10,000

Total	$45,692

Item 15. Indemnification of Directors and Officers

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Excepted from that immunity are:

●	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

●	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

●	a transaction from which the director derived an improper personal profit; and

●	willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Workhorse Group Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Workhorse Group Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 16. Exhibits

The exhibits to the registration statement required by Item 601 of Regulation S-K are listed in the exhibit index on page II-5.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(A) Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus required to be filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430(A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Ohio, on October 28, 2020.

Workhorse Group Inc.

By:	/s/ Duane A. Hughes
Duane A. Hughes
Chief Executive Officer, President and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Duane Hughes and Steve Schrader, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all registration statements, and any and all amendments thereto (including post-effective amendments) relating to the offering of securities as this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane A. Hughes	Chief Executive Officer, President and Director	October 28, 2020
Duane A. Hughes	(Principal Executive Officer)

/s/ Steve Schrader	Chief Financial Officer	October 28, 2020
Steve Schrader	(Principal Financial Officer)

/s/ Gregory T. Ackerson	Controller	October 28, 2020
Gregory T. Ackerson	(Principal Accounting Officer)

/s/ Gerald B. Budde	Director	October 28, 2020
Gerald B. Budde

/s/ H. Benjamin Samuels	Director	October 28, 2020
H. Benjamin Samuels

/s/ Harry DeMott	Director	October 28, 2020
Harry DeMott

/s/ Michael L. Clark	Director	October 28, 2020
Michael L. Clark

/s/ Jacqueline A. Dedo	Director	October 28, 2020
Jacqueline A. Dedo

/s/ Pamela S. Mader	Director	October 28, 2020
Pamela S. Mader

/s/ Raymond Chess	Chairman of the Board of Directors	October 28, 2020
Raymond Chess

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (a)
4.1	Specimen Stock Certificate (a)
5.1	Opinion of Parsons Behle & Latimer
23.1	Consent of Grant Thornton LLP
23.2	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

(a)	To be filed by amendment or as exhibit(s) to a Current Report on Form 8-K and incorporated herein by reference, as applicable.